UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On June 19, 2018, GEE Group, Inc. (the “Company”), announced that Andrew J. Norstrud resigned as the Company’s Chief Financial Officer effective June 15, 2018. Mr. Norstrud will continue to receive his current salary through August 1, 2018, and as of that date, the Company will no longer have an obligation to Mr. Norstrud for any salary, accrued paid time off, bonuses or any other compensation for past service. There were no disagreements between Mr. Norstrud and the Company on any matter relating to the Company’s operations, policies or practices which resulted in her resignation.

Appointment of New Chief Financial Officer

On June 15, 2018, the Company appointed Kim Thorpe as the Company’s new Chief Financial Officer effective immediately.

Mr. Thorpe, age 63, has served as the Company’s Vice President-Finance since May 1, 2018. Since February 2013, Mr. Thorpe has also served as Managing Principal of FRUS Capital LLC and from November 2013 through May 2017, Mr. Thorpe served as the chief financial officer of Delta Company of Insurance Services, Inc. and NeuLife Neurological Services LLC. From November 1999 to March 2006, Mr. Thorpe served as an executive vice president and chief financial officer of FPIC Insurance Group, Inc., a public company formerly listed on Nasdaq Global Select Market under the symbol “FPIC”. He also served as a senior vice president and chief financial officer of a large insurance and financial services business unit of GE Capital from March 1998 to November 1999. From October 1993 to February 1998, Mr. Thorpe was a partner of the international accounting firm, Coopers & Lybrand (a predecessor firm to PricewaterhouseCoopers LLP). He holds a BSBA in Accounting from the University of Florida and is a certified public accountant.

There are no family relationships between Mr. Thorpe and any other director or executive officer of the Company.

There is no arrangement or understanding between Mr. Thorpe and any other person pursuant to which he was selected as an officer of the Company.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Thorpe had or will have a direct or indirect material interest.

The Company and Mr. Thorpe have not yet entered into a written employment agreement with respect to Mr. Thorpe’s service as Chief Financial Officer of the Company. However, in connection with his appointment as Chief Financial Officer of the Company, the Company and Mr. Thorpe have agreed orally that the initial term of Mr. Thorpe’s appointment shall be one year with an automatic (rolling) one-year extension feature. Mr. Thorpe will receive an initial annual base salary of $120,000, which will increase to $200,000, effective May 1, 2019. In addition, the Company and Mr. Thorpe have orally agreed that (i) Mr. Thorpe shall be eligible to receive an initial bonus of $25,000 based on his meeting certain performance-based criteria and (ii) Mr. Thorpe shall also receive up to three grants of 50,000 options each (150,000 options, in aggregate) under the Company’s 2013 Stock Incentive Plan based upon certain performance and other criteria. The first such grant of 50,000 options has been made upon the effective date of the appointment of Mr. Thorpe as Chief Financial Officer, has an exercise price of $2.21 per share and shall vest over five (5) years. Mr. Thorpe shall also be eligible to participate in the Company’s employee benefit plans, annual incentive compensation plans, and other perquisites as in effect from time to time on the same basis as generally made available to other senior executives of the Company. The employment agreement between the Company and Mr. Thorpe also will contain other terms and conditions, including termination, change in control, severance, non-competition and non-disclosure, and others customarily included in executive employment agreements, The Company will file an amendment to this Form 8-K which includes a full description and copy of the written employment agreement to be entered into between the Company and Mr. Thorpe once it has been executed.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Resignation of a Director and Appointment of a New Director

On June 20, 2018, the Company announced that the Board of Directors (the “Board”) of the Company accepted Mr. Thomas C. Williams’ resignation as a member of the Board, effective June 15, 2018, and appointed Ms. Darla Moore as a member of the Board to replace Mr. Williams, effective June 15, 2018. Mr. Williams also ceased to serve as a member of the Audit Committee and Compensation Committee, and as chairman of the Nominating Committee of the Board, effective as of June 15, 2018. Ms. Moore has been appointed to serve as the chairwoman of the Nominating Committee and a member of the Audit Committee and Compensation Committee of the Board effective June 15, 2018.

Ms. Moore, age 63, who until 2012 was the Vice President of Rainwater, Inc., a private investment company, is the Founder and Chair of the Palmetto Institute, a nonprofit think-tank aimed at bolstering per capita income in South Carolina. She is also the founder and chair of the Charleston Parks Conservancy, a foundation focused on enhancing the parks and public spaces of the City of Charleston. She is the first woman to be profiled on the cover of Fortune magazine and named to the list of the Top 50 Most Powerful Women in American Business. She has served on numerous corporate and philanthropic boards, including Hospital Corporation of America (HCA), Martha Stewart Living Omnimedia, The South Financial Group, MPS Group, the National Advisory Board of JP Morgan, the National Teach for America Board of Directors, the Board of Trustees of the New York University Medical School and Hospital and the University of South Carolina Board of Trustees. She was formerly a managing director of the predecessor Chemical Bank (now a part of JP Morgan Chase) and currently serves on the Culture Shed Board. The University of South Carolina’s business school is named in her honor, the first business school in America named for a woman. She received the Business Person of the Year Award from the South Carolina Chamber of Commerce and was inducted into the South Carolina Business Hall of Fame. Currently, Darla serves as Chairman of the Darla Moore and Richard Rainwater Foundation. A graduate of the University of South Carolina, Moore holds an M.B.A. from George Washington University.

There are no arrangements or understandings between Ms. Moore and any other person pursuant to which she was appointed as a director of the Company. There are no transactions to which the Company is a party and in which Ms. Moore has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Moore has no family relationships with any directors or executive officers of the Company.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 19, 2018.

99.2	Press Release dated June 20, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: June 20, 2018	By:	/s/ Derek Dewan
Derek Dewan
Chief Executive Officer

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